                              DANAHER CORPORATION
                            1250 24th Street, N.W.
                            Washington, D.C. 20037

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 1, 2001

To the Shareholders:

  Notice is hereby given that the 2001 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (the "Company"), will be held at the Mayflower Hotel, 1127 Connecticut Avenue, NW, Washington, D.C. 20037, on May 1, 2001 at 3:00 p.m., local time, for the following purposes:

    1. To elect two Directors to hold office for a term of three years and until their successors are elected and qualified.

    2. To approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

    3. To amend the Company's 1998 Stock Option Plan to increase the aggregate number of shares that may be issued pursuant to the exercise of stock options from fifteen million (15,000,000) shares to twenty-two million five hundred thousand (22,500,000) shares.

    4. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company to a total of six hundred million (600,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock, $.01 par value per share (Common Stock) and one hundred million (100,000,000) shares of Preferred Stock, without par value (Preferred Stock).

    5. To consider and act upon such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 23, 2001 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

  Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Patrick W. Allender

                                  PATRICK W. ALLENDER
                                  Secretary

March 30, 2001

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING.

                                PROXY STATEMENT
                              DANAHER CORPORATION
                            1250 24th Street, N.W.
                            Washington, D.C. 20037
                                (202) 828-0850

                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 1, 2001

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation (the "Company"), of proxies for use at the 2001 Annual Meeting of Shareholders ("Annual Meeting") to be held at the Mayflower Hotel on May 1, 2001 at 3:00 p.m., local time, and at any and all adjournments thereof. The Company's principal address is 1250 24th Street, N.W., Washington, D.C. 20037. The date of mailing of this Proxy Statement is on or about April 2, 2001. The purpose of the meeting is to elect two directors of the Company; to approve the appointment of Arthur Andersen LLP as the Company's independent auditors for the current year; to approve an amendment to the Company's 1998 Stock Option Plan; to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of capital stock to six hundred million; and to transact such other business as may properly come before the meeting.

                      OUTSTANDING STOCK AND VOTING RIGHTS

  In accordance with the By-laws of the Company, the Board of Directors has fixed the close of business on March 23, 2001 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. A shareholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders of the Company at any time before it is voted. A subsequently dated proxy, when filed with the Secretary of the Company, will constitute revocation. Proxies will be voted as specified on the proxy card and, in the absence of specific instructions, will be voted for the proposals described in this Proxy Statement and in the discretion of the proxy holders on any other matter which properly comes before the meeting. A shareholder who has given a proxy may nevertheless attend the meeting, revoke the proxy and vote in person. The Board of Directors has selected Steven M. Rales and Mitchell P. Rales to act as proxies with full power of substitution.

  Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Company, who will receive no additional compensation for their services. The total expense of the solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

  The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock. As of the close of business on March 23, 2001, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 142,519,415 shares of the Common Stock of the Company, $.01 par value ("Company Common Stock"), were issued and outstanding. Each outstanding share of Company Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Company Common Stock as of the record date.

  The election of directors nominated will require a plurality of the votes cast in person or by proxy at the Annual Meeting by holders of shares of the Company's Common Stock. In the election of directors, each stockholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. Approval of the appointment of the Company's auditors will require the affirmative vote of the holders of a majority of the shares of the Company's Common Stock cast at the Annual Meeting in person or by proxy.

Approval of (i) the amendment to the Company's 1998 Stock Option Plan, and
(ii) the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock to a total of six hundred million shares, requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the annual meeting.

  Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied. For purpose of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for elections of directors. For purposes of the appointment of the Company's auditors, abstentions and broker non-votes will not be considered votes cast for the foregoing purposes. For purposes of approval of the amendment to the Company's 1998 Stock Option Plan, abstentions are treated as present and entitled to vote on the matter and have the effect of a vote against the proposal and broker non-votes will not be considered entitled to vote and will have no effect on the vote required for approval.

                BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
                DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

  As of March 23, 2001, the beneficial ownership of Company Common Stock by directors and the nominees for director, by each of the executive officers named in the Summary Compensation Table, by any principal shareholders beneficially owning more than five percent of the Company's Common Stock and by all present executive officers and directors of the Company as a group, was as follows:

                                                   Number of Shares     Percent
    Name                                         Beneficially Owned**   Of Class
    ----                                         --------------------   --------
Mortimer M. Caplin.............................          157,874(8)          *
Donald J. Ehrlich..............................           62,000(6)          *
Walter G. Lohr, Jr. ...........................          170,000(7)          *
Mitchell P. Rales..............................       39,398,277(1)       27.5%
Steven M. Rales................................       41,074,638(1)       28.7%
George M. Sherman..............................        3,306,114(3)        2.3%
Alan G. Spoon..................................            6,000(12)         *
A. Emmet Stephenson, Jr. ......................          190,120(2)          *
H. Lawrence Culp, Jr. .........................          132,937(4)          *
Patrick W. Allender............................          566,236(5)          *
Philip W. Knisely..............................            2,500             *
Steven E. Simms................................           98,435(9)          *
FMR Corp.......................................       12,861,724(10)       9.0%
All executive officers and directors as a group
 (includes 21 persons).........................       48,588,012(1)(11)   33.2%

--------
 (1) The aggregate holdings for Steven and Mitchell Rales include (i) all of the 37,064,888 shares of Company Common Stock owned by Equity Group Holdings LLC, Equity Group Holdings II LLC, and Equity Group Holdings III LLC, of which Steven Rales and Mitchell Rales are the only members, and
     (ii) 4,009,750 and 2,333,389 shares of Company Common Stock owned directly or through the Danaher 401(k) Plan by Steven Rales and Mitchell Rales, respectively. Steven and Mitchell Rales each disclaim beneficial ownership of those shares of Company Common Stock that are owned directly or through the Danaher 401(k) Plan by the other. Combined, Steven and Mitchell Rales beneficially own 43,408,027 shares, or 30.3% of common shares outstanding. Their business address, and that of Equity Group Holdings LLC, Equity Group Holdings II LLC, and Equity Group Holdings III LLC, is 1250 24th Street, N.W., Washington, D.C. 20037.
 (2) Includes shares of Company Common Stock held in the name of Stephenson Ventures, a limited partnership of which the sole general partner is A. Emmet Stephenson, Jr. Mr. Stephenson has options to acquire 18,000 shares of Company stock which are also held by Stephenson Ventures.
 (3) Mr. Sherman has the option to acquire 2,600,000 shares of Company Common Stock. Includes shares held by Sherman Investors Limited Partnership, a partnership for the benefit of his family. Mr. Sherman controls the general partner.
 (4) Mr. Culp has the option to acquire 132,000 shares of Company Common
     Stock.
 (5) Mr. Allender has the option to acquire 344,400 shares of Company Common Stock. Includes shares held by family members and a family limited partnership of which Mr. Allender disclaims beneficial ownership.
 (6) Mr. Ehrlich has the option to acquire 18,000 shares of Company Common
     Stock.
 (7) Mr. Lohr has the option to acquire 18,000 shares of Company Common Stock.
 (8) Mr. Caplin has the option to acquire 14,000 shares of Company Common
     Stock.
 (9) Mr. Simms has the option to acquire 95,200 shares of Company Common
     Stock.
(10) FMR Corp.'s address is 82 Devonshire Street, Boston, MA 02109.
(11) Includes 3,474,310 shares underlying options exercisable within 60 days.
(12) Mr. Spoon has the option to acquire 4,000 shares of Company Common Stock.
 *  Represents less than 1% of the outstanding Company Common Stock.
** All options are exercisable within 60 days and shares underlying such options are included in the table.

  Apart from Steven M. Rales, Mitchell P. Rales and FMR Corp., the Company knows of no other person that beneficially owns 5% or more of its Common Stock.

                                  PROPOSAL 1.

                     ELECTION OF DIRECTORS OF THE COMPANY

  The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors of the Company at eight. At the 2001 Annual Meeting of Shareholders, shareholders will elect two directors to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Alan G. Spoon and Steven M. Rales to serve as directors in the class whose term expires in 2004. Messrs. Mortimer
M. Caplin, Donald J. Ehrlich, and Walter G. Lohr, Jr. will continue to serve as directors in the class whose term expires in 2003. Messrs. Mitchell P. Rales and A. Emmet Stephenson will continue to serve as directors until their terms expire in 2002. As previously announced on January 8, 2001, Mr. George
M. Sherman will retire from the Company and resign his position as director effective May 1, 2001. At the May 1, 2001 meeting, the Board of Directors plans to elect Mr. H. Lawrence Culp, Jr. to replace Mr. Sherman as director and serve until that term expires in 2002.

  The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms expire are set forth below. In the event a nominee shall decline or be unable to serve, it is intended that the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason to anticipate that this will occur.

              NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING
               TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 2004

                                                               Director  Term
            Name             Age     Principal Occupation       Since   Expires
            ----             ---     --------------------      -------- -------
 Alan G. Spoon (a)..........  49 General Partner of Polaris      1999    2004
                                 Venture Partners; Director
                                 of American Management
                                 Systems, Inc., Human Genome
                                 Sciences, Inc. and
                                 Ticketmaster Online-
                                 CitySearch, Inc.
 Steven M. Rales (b,d,e)....  49 Chairman of the Board of        1983    2004
                                 the Company since 1984;
                                 during the past five years
                                 he has been a principal in
                                 a number of private
                                 business entities with
                                 interests in manufacturing
                                 companies, media operations
                                 and publicly traded
                                 securities; Director of Imo
                                 Industries Inc.

         CURRENT DIRECTORS WHOSE TERM WILL CONTINUE AFTER THIS MEETING

                                                               Director  Term
            Name             Age     Principal Occupation       Since   Expires
            ----             ---     --------------------      -------- -------
 Mortimer M.Caplin (a,c)....  84 Senior Member of Caplin &       1990    2003
                                 Drysdale, a law firm in
                                 Washington, D.C., for over
                                 five years; Director of
                                 Fairchild Corporation and
                                 Presidential Realty
                                 Corporation.
 Donald J. Ehrlich (a,c)....  63 President, Chairman and         1985    2003
                                 Chief Executive Officer of
                                 Wabash National Corp. for
                                 over five years; Director
                                 of Indiana Secondary Market
                                 for Educational Loans, Inc.
                                 and INB National Bank, N.W.
 Walter G. Lohr, Jr. (c,e)..  57 Partner of Hogan & Hartson,     1983    2003
                                 a law firm in Baltimore,
                                 Maryland, for over five
                                 years.

                                                               Director  Term
              Name              Age   Principal Occupation      Since   Expires
              ----              ---   --------------------     -------- -------
 Mitchell P. Rales (b,d,e).....  44 Chairman of the              1983    2002
                                    Executive Committee of
                                    the Company since 1990;
                                    during the past five
                                    years he has been a
                                    principal in a number of
                                    private business
                                    entities with interests
                                    in manufacturing
                                    companies, media
                                    operations and publicly
                                    traded securities;
                                    Director of Imo
                                    Industries Inc.
 George M. Sherman (d,e,f).....  59 President and Chief          1990    2002
                                    Executive Officer of the
                                    Company since 1990;
                                    Director of Campbell
                                    Soup Company.
 A. Emmet Stephenson, Jr. (a)..  55 Chairman of StarTek,         1986    2002
                                    Inc. for more than five
                                    years; President of
                                    Stephenson and Co., a
                                    private investment firm
                                    in Denver, Colorado for
                                    more than five years.

--------
(a) Member of the Compensation and Organization Committee of the Board of Directors.
(b) Mitchell P. Rales and Steven M. Rales are brothers.
(c) Member of the Audit Committee of the Board of Directors.
(d) Member of the Executive Committee of the Board of Directors.
(e) Member of the Finance Committee of the Board of Directors.
(f) As previously announced, George M. Sherman will resign his board position effective May 1, 2001 and the Board of Directors plans to elect H. Lawrence Culp, Jr. to fill that position.

              THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors had a total of six meetings during 2000. All directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 2000.

  The Executive Committee acts on behalf of the Board of Directors of the Company between meetings of the Board of Directors. The Executive Committee comprised of Messrs. George M. Sherman, Steven M. Rales and Mitchell P. Rales met three times in 2000.

  The Audit Committee reviews the financial statements of the Company to confirm that they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit function of the independent auditors and reviews audit reports rendered by the independent auditors. The members of the Audit Committee are independent as defined in the New York Stock Exchanges listing standards. The Audit Committee met six times during 2000.

   The Compensation and Organization Committee reviews the Company's compensation philosophy and programs, and exercises authority with respect to the payment of direct salaries and incentive compensation to Company officers. The Compensation Committee is also responsible for the oversight of the stock option plans of the Company. The Compensation and Organization Committee met four times in 2000.

  The Finance Committee was formed in December, 1999 to oversee the financial affairs and policies of the Company including matters relating to the Company's capital structure and the policies and practices relating to the Company's retirement and pension plans. The Finance Committee met once in 2000.

  The Company has no Nominating Committee of its Board of Directors.

                     EXECUTIVE OFFICERS OF THE REGISTRANT

                    Executive Officers of the Company are:

                                                                                              Officer
          Name            Age                            Position                              Since
          ----            ---                            --------                             -------
Steven M. Rales.........   49 Chairman of the Board                                            1984
Mitchell P. Rales.......   44 Chairman of the Executive Committee                              1984
George M. Sherman.......   59 Chief Executive Officer, President and Director                  1990
H. Lawrence Culp, Jr. ..   38 Executive Vice President, Chief Operating Officer                1995
Patrick W. Allender.....   54 Executive Vice President, Chief Financial Officer and Secretary  1987
Philip W. Knisely.......   46 Executive Vice President                                         2000
Steven E. Simms.........   45 Executive Vice President                                         1996
William J. Butler.......   45 Vice President and Group Executive                               1999
Thomas S. Gross.........   46 Vice President and Group Executive                               1999
Daniel L. Comas.........   37 Vice President-Corporate Development                             1996
W. Bruce Graham.........   46 Vice President-Danaher Business System                           2000
James H. Ditkoff........   54 Vice President-Finance and Tax                                   1991
Dennis A. Longo.........   44 Vice President-Human Resources                                   1997
Christopher C. McMahon..   38 Vice President-Controller                                        1999
Daniel A. Pryor.........   33 Vice President-Strategic Development                             2000
Uldis K. Sipols.........   50 Vice President-Procurement                                       1999

  Steven M. Rales has served as Chairman of the Board since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries, Inc.

  Mitchell P. Rales has served as a director of the Company since January 1984. In addition, during the past five years he has been a principal in a number of private business entities with interests in manufacturing companies, media operations and publicly traded securities. He is also a director of Imo Industries, Inc.

  George M. Sherman has served as President and Chief Executive Officer and a director of the Company since February 1990. He is also a director of Campbell Soup Company. As previously announced, Mr. Sherman will retire from the Company effective May 1, 2001.

  H. Lawrence Culp, Jr. was appointed Chief Operating Officer in 2000 and Executive Vice President in 1999. He has served in general management positions within the Company for more than the past five years. Mr. Culp will be appointed President and Chief Executive Officer upon Mr. Shermans retirement effective May 1, 2001.

  Patrick W. Allender has served as Chief Financial Officer of the Company since March, 1987 and was appointed Executive Vice President in 1999.

  Philip W. Knisely was appointed Executive Vice President in 2000. He had previously served Colfax Corporation (a diversified industrial manufacturing company) as President and Chief Executive Officer. Colfax Corporation is majority-owned by Steven and Mitchell Rales.

  Steven E. Simms was appointed Executive Vice President in 1999. He joined the Company in 1996 as Vice President and Group Executive, and had previously served Black & Decker, most recently as President--Worldwide Accessories Business.

  William J. Butler was appointed Vice President and Group Executive in 1999. He has served in general management positions within the Company for more than the past five years.

  Thomas S. Gross was appointed Vice President and Group Executive in 1999. He had previously served Xycom Automation Inc. (a provider of automation hardware and software) as President, and prior to joining

Xycom in 1998, he served Allen-Bradley/Rockwell Automation (a provider of industrial control and automation products) in various management positions for more than five years.

  Daniel L. Comas was appointed Vice President-Corporate Development in 1996. He has served the Company in an executive capacity in the corporate development area for more than the past five years.

  W. Bruce Graham was appointed Vice President-Danaher Business Systems (DBS) in 2000. He previously served in general management positions within the Company's Hand Tool Group for more than the past five years.

  James H. Ditkoff has served as Vice President-Finance and Tax since January, 1991.

  Dennis A. Longo was appointed Vice President-Human Resources in 1997. He has served the Company as a human resources executive for more than the past five years.

  Christopher C. McMahon was appointed Vice President- Controller in 1999. He has served in financial management positions within the Company for more than the past five years.

  Daniel A. Pryor was appointed Vice President- Strategic Development in 2000. He has served in general management positions within the Company for more than the past five years.

  Uldis K. Sipols was appointed Vice President- Procurement in 1999. He had previously served AMP, Inc. (an electronic products manufacturer) as Vice President, Global Procurement, and before joining AMP in 1997 held various procurement management positions with Ford Motor Company for more than five years.

                           COMPENSATION OF DIRECTORS
                            AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the Chief Executive Officer and the executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 2000.

                          SUMMARY COMPENSATION TABLE

                                                                    Long Term
                                  Annual Compensation          Compensation Awards
                          ----------------------------------- ---------------------
                                                     (e)         (f)        (g)
          (a)                                       Other     Restricted Securities       (h)
        Name and                 (c)      (d)       Annual      Stock    Underlying    All Other
       Principal          (b)  Salary    Bonus   Compensation Awards(1)   Options   Compensation(2)
        Position          Year   ($)      ($)        ($)         ($)        (#)           ($)
       ---------          ---- ------- --------- ------------ ---------- ---------- ---------------
George M. Sherman.......  2000 675,000 1,691,000      --          --         --         $80,000
President and CEO         1999 675,000 1,550,000      --          --         --          69,000
                          1998 675,000 1,625,000      --          --           --        87,000

H. Lawrence Culp, Jr....  2000 480,000   830,000      --          --     1,000,000      $25,000
Executive Vice President  1999 315,000   340,000      --          --        20,000       14,000
and COO                   1998 264,000   232,000      --          --           --        22,000
Patrick W. Allender.....  2000 370,000   525,000      --          --       300,000      $45,000
Executive Vice President  1999 352,500   441,000      --          --        22,000       29,000
and CFO                   1998 317,000   380,000      --          --           --        22,000

Steven E. Simms.........  2000 378,000   400,000      --          --       500,000      $26,000
Executive Vice President  1999 324,000   340,000      --          --        20,000       17,000
                          1998 298,000   240,000      --          --           --        22,000


Philip W. Knisely.......  2000 191,000   350,000      --          --       500,000      $11,000
Executive Vice President  1999     --        --       --          --           --           --
                          1998     --        --       --          --           --           --

--------
(1) Mr. Sherman received a grant of 800,000 shares in 1990 ; 400,000 have been issued and 400,000 are deferred until retirement. Issued shares participate in dividends ($26,000 in 2000, $24,000 in 1999 and $22,000 in 1998) on a non-preferential basis. The value of the 800,000 shares at December 31, 2000 was $54,700,000.
(2) Includes contributions to the Company's 401(k) and executive retirement plans and financial consulting fees for all individuals; in the case of Mr. Sherman, it also includes supplemental term life insurance ($ 25,000 for 2000) and financial consulting fees ($41,000 for 2000).

                          Grants in Last Fiscal Year

  The following table sets forth certain information relating to options granted to purchase shares of the Company Common Stock.

                                                                        Potential Realizable Value at
                                                                           Assumed Annual Rates of
                                                                        Stock Price Appreciation for
                                       Individual Grants                       Option Term (3)
                          -------------------------------------------- -------------------------------
                             (b)
                            No. of       (c)
                          Securities  % of Total     (d)
                          underlying   Options    Exercise
                           Options    Granted to   or Base     (e)
          (a)              Granted   Employees in   Price   Expiration  (f)       (g)         (h)
          Name             (#) (1)   Fiscal Year  ($/Sh)(2)    Date    0%($)     5%($)       10%($)
          ----            ---------- ------------ --------- ---------- ------------------ ------------
H. Lawrence Culp, Jr. ..   1,00,000      30.6%      46.625   7-18-10       0   29,322,000  133,027,000
Patrick W. Allender.....    300,000       9.2%      46.625   7-18-10       0    8,797,000   39,908,000
Philip W. Knisely.......    500,000      15.3%     48.0625   4-14-10       0   15,113,000   68,564,000
Steven E. Simms.........    500,000      15.3%      46.625   7-18-10       0   14,661,000   66,513,000

--------
(1) Mr. Culp's, Mr. Allender's, Mr. Knisely's and 400,000 of Mr. Simms' options are exerciseable 50% on the fourth anniversary and 50% on the fifth anniversary of the grant date. 100,000 of Mr. Simms' options are exerciseable on the second anniversary of the grant date.
(2) Options were granted at fair market value on the date of grant.
(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of the grant to the date of expiration of such options of 0%, 5%, and 10%. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease in value over the time period set forth above.

   Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

  The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of 2000 for the executive officers whose compensation is reported in the Summary Compensation Table. Value is considered to be, in the case of unexercised options, the difference between the exercise price and the market price at December 31, 2000.

                                                  Number of Securities          Value of Unexercised
                            Shares               Underlying Unexercised             In-the-Money
                          Acquired on   Value     Options at FY-End (#)         Options at FY-End($)
                           Exercise    Realized       Exercisable/                  Exercisable/
Name                           #          $           Unexercisable                Unexercisable
----                      -----------  --------  --------------------------    ----------------------
George M. Sherman.......   1,200,000  47,925,000   2,000,000(1)     600,000(1) 109,413,000 27,750,000
H. Lawrence Culp, Jr. ..         -0-         -0-     132,000      1,192,000      7,108,000 29,898,000
Patrick W. Allender.....      24,000   1,121,000     344,400(2)     527,000(2)  19,583,000 16,223,000
Philip W. Knisely.......         -0-         -0-         -0-        500,000            -0- 10,156,000
Steven E. Simms.........         -0-         -0-      95,200        688,800      4,633,000 18,876,000

--------
(1) Includes options to acquire 80,000 shares transferred in trust to family members. Mr. Sherman disclaims beneficial ownership of these options.
(2) Includes options to acquire 250,000 shares held by family limited partnerships.

                           COMPENSATION OF DIRECTORS

  Directors who are not officers of the Company receive meeting attendance fees of $1,000 per meeting ($500 for telephonic meetings), together with quarterly fees of $6,250. A grant of an option to acquire 2,000 shares of Company Common Stock at $68.3125 (fair market value at date of grant) per share was made to these directors.

              EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

  Pursuant to the terms of termination agreements between the Company and Mr. Sherman, if the Company were to terminate his employment without cause, as defined therein, Mr. Sherman's salary and benefits would continue for an additional 24 months. See "Report of the Compensation and Organization Committee of the Board of Directors on Executive Compensation" for further discussion of Mr. Sherman's contract.

  In July 2000, the Company appointed H. Lawrence Culp, Jr. Chief Operating Officer, and in October 2000, the Company and Mr. Culp executed an employment agreement. The major provisions of the agreement are: (i) the term of employment continues until October 13, 2003, unless sooner terminated or extended; (ii) annual base salary for the first year of the agreement is $600,000, plus a target bonus of 100% of base salary; (iii) an interest-free loan in the amount of $500,000 that is forgiven ratably through October 13, 2003; (iv) reimbursement for taxes incurred as a result of the terms of the $500,000 loan; (v) a non-competition provision that extends for three years after Mr. Culp's termination of employment; and (vi) continuation of salary and bonus payments for 24 months upon a termination of employment without cause or in the event of a change in control of the Company.

                    COMPENSATION AND ORGANIZATION COMMITTEE

  Messrs. Steven M. Rales, Mitchell P. Rales and George M. Sherman receive a salary set by the Compensation and Organization Committee of the Board of Directors and also serve as directors. However, they do not participate in deliberations regarding their own compensation. The members of the Compensation and Organization Committee are A. Emmet Stephenson, Jr., Mortimer
M. Caplin, Alan G. Spoon and Donald J. Ehrlich.

     REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

  The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  Total executive officer compensation is comprised of three principal components: annual salary, annual incentive compensation, and grants of options to purchase Company Common Stock. In the case of Mr. Sherman, this included a restricted stock grant at the time of his hire. The Committee endeavors to establish total compensation packages for each executive officer equal to the value of that executive's services determined by both what other companies have or might pay the executive for his services and his relationship to other executive positions within the Company, as negotiated at the date of hire. This base is then adjusted annually based on the Committee's assessment of individual performance.

  A fundamental element of the Company's compensation policy is that a substantial portion of each executive's compensation be directly related to the success of the Company. This is accomplished in two ways. First, the annual incentive compensation program requires that the Company, or the Company's businesses for which the executive is directly responsible, achieve certain minimum targets in earnings level (earnings per share which has a majority weighting), working capital management (working capital turnover) and economic value added. If performance for the year is below minimum targeted levels (generally approximately three-quarters of the earnings target must be achieved and working capital management must exceed target levels) there would be no payment. If the minimum targets are met or exceeded, each executive receives a formula-based payout taking into account the Company's performance and his or her personal contribution thereto.

  Second, executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Company Common Stock. These grants are normally made at the fair market value on the date of grant with vesting over a five year period. In addition to the factors discussed above, the amount of options granted is impacted both by the level of the employee within the Company's management and the amount of options previously granted to the employee. Thus the compensation value of this element is directly related to the performance of the Company as measured by its returns to shareholders over at least a five year period.

  Mr. Sherman's compensation is governed by a written contract dated January 2, 1990, whereby he agreed to serve as President and Chief Executive Officer. The contract provides for Mr. Sherman to be paid a base salary of $675,000 per year and an annual formula-based incentive compensation award, if earned, as determined by the Compensation Committee. The Committee and subsequently the Board of Directors recommended, and Mr. Sherman agreed, that his base salary, which has not increased since he joined the Company, would not be increased during the remainder of the term of his contract. He also received 800,000 shares of restricted stock (see Summary Compensation Table) and an option to acquire 2,000,000 shares (see Year End Option Value Table) of the Company Common Stock, and has received, or will receive, tax gross-up payments related to these items. Mr. Sherman's contract requires the Company to provide supplemental term life insurance and financial consulting services to him (see Summary Compensation Table) and to provide severance benefits discussed previously.

  The Committee evaluated each executive's annual incentive compensation awards for 2000. The Committee assessed their performance in light of the targets referenced above, which were substantially exceeded, and awarded to executives (other than the operating level Executive Vice Presidents and Group Executives) total incentive compensation payments of $4,058,000 for 2000. For the years 2000-2002, the Committee has established a maximum bonus payment of up to $2,500,000 per executive. The Company's shareholders approved the performance goals for these periods, which are applicable to all of the Company's executive officers (other than the operating level Executive Vice Presidents and Group Executives) at the 1998 annual meeting.

  The Committee has considered the impact of provisions of the federal income tax laws that in certain circumstances disallow compensation deductions in excess of $1 million for any year with respect to the executive officers named in proxy statements of publicly traded companies. The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies relative to this $1 million deduction limit.

  With respect to the Company's Chief Executive Officer, a portion of his compensation is determined pursuant to a binding contract dated January 2, 1990 and, accordingly, is not subject to the deduction limit. In addition, the Committee has designed the program for awarding 1998-2002 incentive compensation to executive officers (other than the operating level Group Executives) so that such bonuses will comply with an exception to the $1 million deduction limit for performance-based compensation. Accordingly, the full amount of any such bonus payments for 1998-2002 should be deductible. One of the requirements of this exception is that shareholders approve certain material terms under which the bonus is to be paid. In this regard, the Company's shareholders approved the material terms used for calculating the 1998-2002 bonus awards for the Company's executive officers, other than Group Executives, at the 1998 annual meeting.

       COMPENSATION AND ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS

                           A. Emmet Stephenson, Jr.
                              Mortimer M. Caplin
                               Donald J. Ehrlich
                                 Alan G. Spoon

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934.

  The Audit Committee (the Committee) comprises three independent directors and operates under a written charter, which is attached as Exhibit B. The Committee recommends to the Board of Directors the selection of the Company's independent auditors.

  In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management and Arthur Andersen LLP (Arthur Andersen), the Company's independent auditors.

  The Committee has discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee has received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1, Indepdendence Discussions with Audit Committees and has discussed with Arthur Andersen its independence from the Company and its management.

  In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2000 be included in the 2000 Annual Report to Stockholders which will be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              Walter G. Lohr, Jr.
                              Mortimer M. Caplin
                               Donald J. Ehrlich

                            STOCK PERFORMANCE CHART

  As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on its Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

  The following chart compares the yearly percentage change in the cumulative total shareholder return in the Company's Common Stock during the five years ended December 31, 2000 with the cumulative total return on the S & P 500 Index (the equity index) and the S&P Manufacturing Index (the peer index). The comparison assumes $100 was invested on December 31, 1995 in the Company's Common Stock and in each of the above indices with reinvestment of dividends.

               Danaher                                      S&P
               Corporation         S&P 500 Index     Manufacturing Index

12/31/95         100                    100                 100
12/31/96         147                    123                 133
12/31/97         199                    164                 183
12/31/98         343                    211                 225
12/31/99         305                    255                 252
12/31/00         433                    232                 281

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On July 5, 2000 the Company purchased the motion control businesses of Warner Electric Group, Inc. for $144 million in cash. Steven M. Rales and Mitchell P. Rales, the Company's Chairman of the Board and Chairman of the Executive Committee, respectively, own a majority share of Warner Electric Group, Inc., and Philip W. Knisely, an Executive Vice President of the Company, owns 5% of Warner Electric Group, Inc. This transaction was unanimously recommended by an independent committee of the Company's Board of Directors, who received an opinion from UBS Warburg, an independent financial advisor, as to the fairness of the transaction. The members of the independent committee included Mortimer M. Caplin, Donald J. Ehrlich, Alan G. Spoon, and
A. Emmet Stephenson, Jr.

  The Company, from time to time, has been involved in transactions with Equity Group Holdings LLP and its affiliates. The Company has received legal services from the firm of Caplin & Drysdale, of which Mr. Caplin, a Director, is a principal, and from the firm of Hogan & Hartson, of which Mr. Lohr, a Director, is a partner. The amount of such fees for 2000 was less than five-percent of each firm's gross revenues. These transactions, which are conducted on an arms length basis, are not material, either individually or in the aggregate. The Company has provided H. Lawrence Culp, Jr. with a $500,000 loan, as discussed in the Employment Contracts and Termination of Employment section of this proxy statement.

                                  PROPOSAL 2.

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Arthur Andersen LLP, an international accounting firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for 2001. Arthur Andersen LLP has been the Company's auditors since 1976 and has advised the Company that the firm does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years other than its capacity as the Company's independent certified public accountants. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to be available to answer questions from shareholders.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION AND APPROVAL FOR THE SELECTION OF ARTHUR ANDERSEN LLP TO SERVE AS INDEPENDENT AUDITORS FOR THE COMPANY FOR 2001.

                                  PROPOSAL 3.

                  AMEND THE COMPANY'S 1998 STOCK OPTION PLAN

  The Company's 1998 Stock Option Plan (the Plan) was approved by the shareholders at the 1998 Annual Meeting. On March 1, 2001, the Board of Directors approved an amendment to the Plan, which would increase the aggregate number of shares of common stock that may be issued under the options from 15,000,000 to 22,500,000.

  The Plan has been important in the Company's efforts to attract and retain qualified employees. As of March 23, 2001, a total of 403,000 shares were available for issuance. In order to provide sufficient shares for the future issuance of shares to our current and prospective employees, the Board of Directors seeks shareholder approval to amend the Plan to increase the maximum number of shares that may be issued under the options by 7,500,000 shares to an aggregate maximum number of shares of 22,500,000.

  All employees and non-employee directors of the Company and eligible subsidiaries are eligible for option grants under the Plan. The Plan is subject to approval by the Compensation and Organization Committee of the

Board of Directors, which approves the recipients of option grants and the terms of the options. The shares of common stock used under the plan may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any option expires, is canceled, or terminates for any other reason, the shares available under that option will again be available for the granting of new options. The Plan will terminate on May 4, 2008. Options granted under the Plan are non-qualified stock options for federal income tax purposes. This is only a summary of the terms of the plan. A copy of the entire Plan may be obtained by writing to Danaher Corporation, Attn: Vice President and Controller, 1250 24th Street, N.W., Suite 800, Washington, D.C. 20037.

  The closing price of the Company's stock on the New York Stock Exchange on March 22, 2001 was $54.77. All eligible participants, including the Company's executive officers and directors, will be eligible for grants of options for the additional authorized shares.

  Approval requires the affirmative vote of the holders of a majority of the shares of common stock of the Company, present, or represented, and entitled to vote at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE AMENDMENT TO THE 1998 STOCK OPTION PLAN.

                                  PROPOSAL 4.

               AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                   TO INCREASE THE AUTHORIZED CAPITAL STOCK

  The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company to a total of six hundred million (600,000,000) shares, consisting of five hundred million (500,000,000) shares of Common Stock, $.01 value per share (Common Stock) and one hundred million (100,000,000) shares of preferred stock, without par value (Preferred Stock). The capital stock of the Company, prior to the approval of the amendment, consists of 315,000,000 shares, consisting of three hundred million (300,000,000) shares of Common Stock, $.01 par value per share and fifteen million (15,000,000) shares of preferred stock, without par value.

  The Board of Directors believes that it is in the Company's best interests to have additional shares of Common Stock authorized to meet the Company's future business needs as they arise. In particular, a portion of the shares of Common Stock that would become available for issuance if the proposal were adopted could be used by the Company in connection with the following possible future events: (i) a split of the outstanding Common Stock; (ii) stock option exercises; (iii) share-for-share acquisitions; or (iv) conversion of outstanding and future debt securities into Common Stock.

  The Company's management and the Board of Directors have no present arrangement, agreements, understandings or plans for the additional shares proposed to be authorized.

  If the proposal is adopted, it will become effective upon filing of a Certificate of Amendment to the Companys Certificate of Incorporation. The text of the proposed amendment is set forth in Exhibit A hereto.

  The affirmative vote of the majority of the votes entitled to be cast by all holders of outstanding Common Stock of the Company is required for approval of this amendment to the Certificate of Incorporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL AND SIGNED PROXIES WHICH ARE RETURNED WILL BE SO VOTED UNLESS A CONTRARY VOTE IS DESIGNATED ON THE PROXY CARD.

                                 OTHER MATTERS

  The management of the Company is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                       FEES PAID TO INDEPENDENT AUDITORS

  Audit Fees: The aggregate fees billed for professional services rendered by Arthur Andersen LLP, the Company's independent auditors, in connection with the audit and review of the 2000 financial statements, including quarterly reviews, was $465,000.

  Financial Information Systems Design and Implementation Fees: The aggregate fees billed for professional services rendered in connection with financial information systems design and implementation by Arthur Andersen LLP was $100,000.

  All Other Fees: The aggregate of all other fees billed for professional services during 2000 by Arthur Andersen LLP, including statuatory audits of foreign subsidiaries, was $576,000.

  The Audit Committee has considered whether the services rendered by the independent auditors with respect to the foregoing fees are compatible with maintaining their independence.

                             SHAREHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, Danaher Corporation, 1250 24th Street, N.W., Washington, D.C. 20037, no later than November 30, 2001 for inclusion in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Shareholders. Shareholder proposals submitted other than pursuant to Rule 14(a)-8 under the Securities Exchange Act are considered untimely if received after February 13, 2002.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Patrick W. Allender

                                          PATRICK W. ALLENDER
                                          Secretary

Dated: March 30, 2001

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE COMPANY.

                                                                      EXHIBIT A

                           CERTIFICATE OF AMENDMENT

                                    TO THE

                         CERTIFICATE OF INCORPORATION

                            OF DANAHER CORPORATION

                               ----------------

                     Pursuant to Secton 242 of the General

                   Corporation Laws of the State of Delaware

                               ----------------

  Danaher Corporation, a corporation organized and existing under the laws of the State of Delaware (the Corporation), does hereby certify:

  FIRST: That Paragraph I. Of Article FOURTH of the Certificate of Incorporation of the Corporation be amended and read in its entirety as follows:

  FOURTH: I. The total number of shares of stock which the Corporation shall have authority to issue is 600,000,000 shares of which 500,000,000 shares, $.01 par value per share, shall be of a class designated Common Stock and of which 100,000,000 shares, without par value, shall be designated Preferred Stock.

  SECOND: That the foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                                                      EXHIBIT B

                              DANAHER CORPORATION

                            AUDIT COMMITTEE CHARTER

A.Policy Statement

  The Charter of the Audit Committee is to assist the board of directors in monitoring:

  1. The reliability and integrity of the financial information which is provided to the shareholders and other.

  2. The Company's system of internal control.

  3. A system to provide an open avenue of communication between management, internal audit, the external auditors, and the board of directors.

  4. Compliance by the Company with all applicable laws, regulations, and company policy.

  5. Independence and performance of the Company's external auditors.

B.Organization

  The Audit Committee is a committee within the board of directors.

  The members of the committee shall meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. Initially the committee shall consist of at least three and no more than six independent, nonexecutive board members.

  All members shall have working familiarity with basic finance and accounting practices, including internal controls and regulatory requirements. The committee chairperson shall be selected by the committee members.

  The committee shall meet at least four times annually and shall meet and consult with the members of management, counsel, internal audit, and/or external auditors as necessary to carry out the committee responsibilities. It is understood that either the internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chairperson with or without management attendance. In any case, the committee shall meet in executive session separately with the CFO, internal auditors, and external auditors at least annually.

  The committee shall have the authority to obtain special legal, accounting, or other consultants to advise the committee.

  The committee shall make regular reports to the full board of directors.

C.Relationship with External and Internal Auditors

  The committee shall annually recommend to the board the appointment of independent external auditors, who in their capacity as independent public accountants, shall be accountable to the board of directors and the audit committee. The committee shall review the planning and staffing of the annual audit and shall discuss with the external auditors matters required to be discussed relating to the conduct of the audit.

  The committee shall meet with the external auditors who shall report all relevant issues identified during their review of financial information to the committee. The committee shall review any management letter form the external auditors and the companys response thereto.

  The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The committee shall insure the receipt of a formal written statement from the external auditors consistent with the standards set by the Independence Standards Board. In addition, the committee shall discuss with the external auditor any relationship(s) or services that may affect auditor objectivity or independence. If the committee is not satisfied with external auditors assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

  The committee shall evaluate the performance of the external auditors and, if necessary, recommend to the full Board the replacement of the external auditors.

  The internal audit function shall be responsible to the board of directors through the committee.

  The committee shall establish a policy whereby if either the internal or external auditors identify significant issues relative to the items enumerated under Paragraph A above, whether or not communicated to management, they should communicate these issues to the committee. A change in the director of internal audit shall be subject to committee approval.

D.Other Primary Committee Responsibilities

  The committee should monitor matters related to financial reporting and risk control through review and assessment of:

  1. The company's business and financial risk management process.

  2. All major financial reports in advance of filings and distribution.

  3. SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and managements response.

  4. The company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the corporate code of conduct.

  5. The annual internal audit plan and the process used to develop the plan. The status of activities, significant findings, recommendations, and managements responses.

  6. The independence of the external auditor. The overall scope and focus of the annual/interim audit which includes the scope and level of their involvement with unaudited quarterly or other interim-period information.

  7. Significant internal and external auditor recommendations on financial reporting, controls, other matters, and managements responses. Views of management and auditors on the overall quality of annual and interim financial reporting.

  8. Key financial issues and risks and their impact or potential effect on reported financial information. The processes used by management to address these matters and related auditor views including the basis for their conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financial information.

  In addition, the committee should review, assess, and approve:

  1. The code of ethical conduct.

  2. The internal audit scope and responsibilities.

  3. Changes in important accounting principles and their application in interim and annual financial reports.

  4. Significant conflicts of interest and related-party transactions.

  5. Changes in key financial management.

  The committee shall regularly review with counsel legal matter that may have a material impact on financial statements, the Company's compliance with law and material reports or inquiries from regulators or government agencies.

  The committee shall review this Charter at least every three years to determine the need for changes, if any, to fulfill their role.

  While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                              Danaher Corporation
                            1998 Stock Option Plan

                          Effective as of May 5, 1998
                And as Proposed to be Amended as of May 1, 2001

Purpose Danaher Corporation, a Delaware corporation ("Danaher" or the "Company"), wishes to recruit, reward, and retain key employees and outside directors. To further these objectives, the Company hereby sets forth the Danaher Corporation 1998 Stock Option Plan (the "Plan"), effective as of May 5, 1998 and amended as of May 1, 2001, to provide options ("Options") to employees to purchase shares of the Company's common stock (the "Common Stock"). The Plan constitutes an amendment to, and substitution for, the Danaher Corporation 1987 Stock Option Plan (the "1987 Plan").

Optionees        All Employees and non-Employee directors ("Eligible Directors")
                 of Danaher and Eligible Subsidiaries are eligible for option grants under this Plan. Eligible employees and directors become "optionees" when the Administrator grants them an option under this Plan. The term optionee also includes, where appropriate, a person authorized to exercise an Option in place of the original recipient.

                 Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary.

Administrator    The Administrator will be the Compensation Committee of the
                 Board of Directors of Danaher (the "Compensation Committee"), unless the Board specifies another committee. The Board may also act under the Plan as though it were the Compensation
                 Committee.

                 The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the Granting of Options section) to officers or employees.

                 The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Option. The Administrator may act through meetings of a majority of its members or by unanimous consent.

Granting of      Subject to the terms of the Plan, the Administrator will, in
Options          its sole discretion, determine

                    the recipients of option grants,

                    the terms of such grants,

                    the schedule for exercisability (including any requirements that the optionee or the Company satisfy performance criteria),

                    the time and conditions for expiration of the Option, and

                    the form of payment due upon exercise.

                 The Administrator's determinations under the Plan need not be uniform and need not consider whether possible optionees are similarly situated.

                 Options granted to employees are not intended to qualify as "incentive stock options" ("ISOs") within the meaning of
                 Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute.

                 The Administrator may not reduce the Exercise Price of any outstanding Option, other than as provided under Adjustments upon Changes in Capital Stock.

  Substitutions  The Administrator may also grant Options in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring or merging with the individual's employer. If necessary to conform the Options to the options for which they are substitutes, the Administrator may grant substitute Options under terms and conditions that vary from those the Plan otherwise requires.

Date of Grant    The Date of Grant will be the date as of which the
                 Administrator awards an Option to an optionee, as specified in the Administrator's minutes.

Exercise Price   The Exercise Price is the value of the consideration that an optionee must provide in exchange for one share of Common
                 Stock. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Company may use the consideration it receives from the optionee for general corporate purposes.

                 The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share on the Date of Grant.

    Fair Market  Fair Market Value of a share of Common Stock for purposes of
    Value        the Plan will be determined as follows:

                     if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                     if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                     if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                     if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                 For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

Exercisability   The Administrator will determine the times and conditions for exercise of each Option but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant.

                 Options will become exercisable at such times and in such manner as the Administrator determines and the Option Certificate indicates; provided, however, that the
                                        --------  -------
                 Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the optionee may exercise any portion of an Option.

                 If the Administrator does not specify otherwise, Options for Employees will become exercisable as to one-fifth of the covered shares on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will become exercisable in full as of the Date of Grant. Unless the Administrator provides otherwise, the passage of time after an optionee's Retirement will continue to count for purposes of determining the extent to which an Option is exercisable.

` No portion of an Option that is unexercisable at an optionee's termination of employment for any reason other than Retirement (as defined below) will thereafter become exercisable, unless the Option Certificate provides otherwise, either initially or by amendment. All unexpired Options become fully exercisable at age 65 irrespective of whether the person then retires.

Method of        To exercise any exercisable portion of an Option, the optionee
Exercise         must:


                     Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the optionee, and specifying the number of shares of Common Stock underlying the portion of the Option the optionee is exercising;

                     Pay the full Exercise Price by cashier's or certified check for the shares of Common Stock with respect to which the Option is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

                     Deliver to the Administrator such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

                 Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

                 If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.

Option           No one may exercise an Option more than ten years after its
Expiration       Date of Grant. Unless the Option Certificate provides
                 otherwise, either initially or by amendment, no one may exercise an Option after the first to occur of:

   Employment      The 30th day after the date of termination of employment
   Termination     (other than for death, Disability, or Retirement), where
                   termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Option Certificate provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

    Retirement     For either Early or Normal Retirement (both as defined below and both collectively referred to as "Retirement"), the fifth anniversary of Retirement. Solely for purposes of this Plan, "Normal Retirement" occurs on the date an employee voluntarily ceases to be an Employee at or after reaching age
                   65, and "Early Retirement" occurs on the date an employee voluntarily ceases to be an Employee if both (i) the employment termination occurs before the Employee reaches age
                   65 and (ii) the Administrator determines that the cessation constituted "retirement" for purposes of this Plan. In deciding whether a termination of employment of employment is an Early Retirement, the Administrator need not consider the definition under any other Company Plan;

     Gross         For the Company's termination of the optionee's employment as
     Misconduct    a result of the optionee's Gross Misconduct, the time of such termination. For purposes of this Plan, "Gross Misconduct" means the optionee has committed fraud, misappropriation, embezzlement, or willful misconduct that has resulted or is likely to result in material harm to the Company;

                     committed or been indicted for or convicted of, or pleaded guilty or no contest to, any misdemeanor (other than for minor infractions or traffic violations) involving fraud, breach of trust, misappropriation, or other similar activity, or any felony; or

                     committed an act of gross negligence or otherwise acted with willful disregard for the Company's best interests in a manner that has resulted or is likely to result in material harm to the Company.

       Disability  For disability, the earlier of (i) the first anniversary of the optionee's termination of employment for disability and
                   (ii) 60 days after the optionee no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

            Death  The date 12 months after the optionee's death.

                 If exercise is permitted after termination of employment, the Option will nevertheless expire as of the date that the former employee violates any covenant not to compete or other post-employment covenant in effect between the Company and the former employee.

                 Nothing in this Plan extends the term of an Option beyond the tenth anniversary of its Date of Grant, nor does anything in this Option Expiration section make an Option exercisable that has not otherwise become exercisable.

Option           Option Certificates will set forth the terms of each Option and
Certificates     will include such terms and conditions, consistent with the
                 Plan, as the Administrator may determine are necessary or advisable. To the extent the certificate is inconsistent with the Plan, the Plan will govern. The Option Certificates may contain special rules. The Administrator may, in its discretion, require Option agreements rather than certificates.

Stock Subject    Except as adjusted below under Corporate Changes, the aggregate
to Plan          number of shares of Common Stock that may be issued under the
                 Options may not exceed 22.5 million shares and the maximum number of shares that may be subject to Options for a single individual may not exceed 5.0 million shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Option expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Option will again be available for the granting of new Options.

                 No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                 The optionee will have no rights of a stockholder with respect to the shares of stock subject to an Option except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Option.

                 The Company will not issue fractional shares pursuant to the exercise of an Option, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

Person who       During the optionee's lifetime and except as provided under
may Exercise     Transfers, Assignments, and Pledges, only the optionee or his duly appointed guardian or personal representative may exercise the Options. After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Option. If someone other than the original recipient seeks to exercise any portion of an Option, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Option.

Adjustments      Subject to any required action by the Company (which it shall
upon Changes     promptly take) or its stockholders, and subject to the
in Capital       provisions of applicable corporate law, if, after the Date of
Stock            Grant of an Option,

                     the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                 the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Option, so that the proportionate interest of the optionee immediately following such event will, to the extent practicable, be the same as immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Option but will include a corresponding proportionate adjustment in the Option's Exercise Price.

                 The Administrator will make a commensurate change to the maximum number and kind of shares provided in the Stock Subject to Plan section.

                 Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Option or the Exercise Price except as this Adjustments section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

    Substantial  Upon a Substantial Corporate Change, the Plan and the Options
    Corporate    will terminate unless provision is made in writing in
    Change       connection with such transaction for

                     the assumption or continuation of outstanding Options, or

                     the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Options will continue in the manner and under the terms so provided.

                 Unless the Board determines otherwise, if an Option would otherwise terminate pursuant to the preceding sentence, optionees will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Option, whether or not they had previously become exercisable. However, unless the Board determines otherwise, the acceleration will not occur if it would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

                 A Substantial Corporate Change means the

                     dissolution or liquidation of the Company,

                     merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                     the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

Subsidiary       Employees of Company Subsidiaries will be entitled to
Employees        participate in the Plan, except as otherwise designated by the Board of Directors or the Committee.

                 Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Option is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 20% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Legal            The Company will not issue any shares of Common Stock under an
Compliance       Option until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the optionee to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

                 The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 ("Exchange Act") and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Options may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Options will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

Purchase for     Unless a registration statement under the Securities Act covers
Investment       the shares of Common Stock an optionee receives upon exercise
and Other        of his Option, the Administrator may require, at the time of
Restrictions     such exercise, that the optionee agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Option are registered under the Securities Act. Unless the shares are registered under the Securities Act, the optionee must acknowledge:

                     that the shares purchased on exercise of the Option are not so registered,

                     that the optionee may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

                 Additionally, the Common Stock, when issued upon the exercise of an Option, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                 The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

Tax Withholding  The optionee must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Option. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the optionee must pay the Company, with a cashier's check or certified check, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price.
                 If the Committee so determines, the optionee may instead satisfy the withholding obligations by directing the Company to retain shares from the Option exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares), or by having a broker tender to the Company cash equal to the withholding taxes.

Transfers,       Unless the Administrator otherwise approves in advance in
Assignments,     writing or as set forth below, an Option may not be assigned,
and Pledges      pledged, or otherwise transferred in any way, whether by
                 operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the optionee to any person, except by will or by operation of applicable laws of descent and distribution. If Rule 16b-3 under the Exchange Act then applies to an Option, the optionee may not transfer or pledge shares of Common Stock acquired upon exercise of an Option until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that an optionee may transfer his Option, without receiving consideration, to (i) members of the optionee's immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or
                 (iii) partnerships whose only partners are such family members.

Amendment or     The Board may amend, suspend, or terminate the Plan at any
Termination      time, without the consent of the optionees or their
of Plan and      beneficiaries; provided, however, that no amendment will
Options                         --------  -------
                 deprive any optionee or beneficiary of any previously declared
                 Option. Except as required by law or by the Corporate Changes section, the Administrator may not, without the optionee's or beneficiary's consent, modify the terms and conditions of an Option so as to adversely affect the optionee. No amendment, suspension, or termination of the Plan will, without the optionee's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Options.

Privileges of No optionee and no beneficiary or other person claiming under Stock Ownership or through such optionee will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued to such optionee.

Effect on        All options outstanding under the 1987 Plan will remain subject
Outstanding      to the terms of the 1987 Plan before its amendment into this
Options          Plan; provided, however, that limitations imposed on such
                 options by Rule 16b-3 will continue to apply only to the extent
                 Rule 16b-3 so requires.

Effect on        Whether exercising an Option causes the optionee to accrue or
Other Plans      receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

Limitations on   Notwithstanding any other provisions of the Plan, no individual
Liability        acting as a director, employee, or agent of the Company shall be liable to any optionee, former optionee, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense
                 (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

No Employment    Nothing contained in this Plan constitutes an employment
Contract         contract between the Company and the optionee. The Plan does not give the optionee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the optionee's employment.

Applicable Law   The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

Duration of      Unless the Board extends the Plan's term, the Administrator may
Plan             not grant Options after May 4, 2008.  The Plan will then
                 terminate but will continue to govern unexercised and unexpired
                 Options.

Approval of      The Plan must be submitted to the shareholders of the Company
Shareholders     for their approval within 12 months after the Board of
                 Directors of the Company adopts the Plan. The adoption of the Plan is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the Plan and any outstanding options thereunder void and of no effect.

                              DANAHER CORPORATION

                                 PROXY FOR 2001
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 1, 2001

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DANAHER
                                  CORPORATION

  The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 30, 2001, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company") to be held May 1, 2001, and at any adjournment or adjournments thereof, for the following matters:

  Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1. ELECTION OF DIRECTORS  Nominee Messrs. Steven M. Rales and Alan G. Spoon to
                          serve as directors with a term expiring in 2004.

          WITHHOLD
          AUTHORITY       To withhold authority to vote for an individual
FOR all    for all        Nominee, write that Nominee's name on the line below.
Nominees  Nominees
  [_]       [_]
                          ------------------------------------------------------


2. APPROVAL OF APPOINTMENT OF AUDITORS
    [_] For [_] Against [_] Abstain

3. AMEND THE COMPANY'S 1998 STOCK OPTION PLAN
    [_] For [_] Against [_] Abstain

4. AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
    [_] For [_] Against [_] Abstain

5. IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment thereof.

                                               Dated: __________________ , 2001

                                               ________________________________

                                               ________________________________
                                                 Signature of Shareholder(s)

  Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.

            PLEASE MARK YOUR CHOICE LIKE THIS [X] BLUE OR BLACK INK